Exhibit 99.2

Press Release on Financial Results for Quarter Ending March 31, 2016, issued by Capstone Companies, Inc.

Capstone Companies, Inc. 350 Jim Moran Blvd, Suite 120 Deerfield Beach, FL 33442
FOR IMMEDIATE RELEASE

Capstone Companies, Inc. Reports First Quarter 2016
 Revenue of $2.1 million
First quarter revenue of $2.1 million nearly tripled over the 2015 first quarter, and exceeded guidance of $1.9 million provided on March 24, 2016
Strong backlog drives expectation for record setting second quarter
Reiterating expectation for revenue in excess of $20 million for 2016
Generated $1.8 million of cash from operating activities in first quarter, up significantly from prior-year period
DEERFIELD BEACH, FL, May 16, 2016 – Capstone Companies, Inc. (OTC: CAPC) ("Capstone" or the "Company"), a designer of innovative LED lighting solutions including power failure lighting, today reported its financial results for the first quarter 2016.
Stewart Wallach, Capstone's CEO, commented, "Our ability to build on the momentum gained from last year's successful holiday introduction of several new products, and the introduction of our new Hoover® Home LED brand, is demonstrated in today's impressive top-line growth over last year's first quarter.  Our retail customers are seeing strong end-user demand for our LED lighting products and as a result today's first quarter revenue has outperformed our expectations.
"The strong interest in our LED lighting products has also resulted in a record backlog level for the end of the first quarter.  The order activity and backlog level drives our expectation that the second quarter of 2016 will be the strongest second quarter in company history, with approximately
 $8 million of revenue, and today we are reiterating our expectation for at least $20 million of revenue for 2016."
First Quarter Highlights
•	Revenue of $2.1 million exceeded guidance of $1.9 million, and more than tripled from $0.7 million in the prior-year period.
•	Gross profit doubled to $0.6 million over the prior-year period
•	Generated $1.8 million of cash from operating activities, compared with $0.3 million in the prior-year's first quarter
First quarter revenue of $2.1 million improved $1.4 million over the first quarter of 2015.  The prior year's first quarter was negatively impacted by a strategic short-term interruption to sales related to Company's transition to the Hoover® HOME LED branded product lines, and the west coast port labor dispute which was resolved during the first half of 2015.
Gross profit doubled to $0.6 million over the prior-year period.  Gross margin as a percent of sales was 29.5% compared with 43.1% in the first quarter of 2015.  During the prior-year period, the Company determined that previously accrued promotional allowances totaling approximately
 $182 thousand were not necessary while the company was undergoing its strategic brand transition, resulting in an approximately 25 point benefit to first quarter 2015 gross margin.  During the first quarter of 2016, the Company resumed these promotional allowances in order to more effectively market its new product offerings.

Operating expenses decreased slightly over the prior-year period to $0.7 million despite significantly higher sales, due sales force changes which resulted in lower compensation expense, which was partially offset by the need for a slight increase in professional fees under the new structure.  Operating expenses as a percent of sales were 31.5% of sales compared with 92.6% of sales in the first quarter of 2015, demonstrating the strong operating leverage that the business is capable of achieving as revenue grows.
Income from operations was nearly break even, with an operating loss of $41 thousand, compared with an operating loss of $354 thousand in the prior-year period.  Improved operating loss was due to higher revenue
Webcast and Teleconference to Review Results and Outlook
The Company will host a live webcast and conference call on Tuesday, May 17, 2016 at
10:30 a.m. Eastern Time.  During the call, management will review the financial and operating results and discuss the Company's corporate strategy and outlook, followed by a question-and-answer session.  The conference call can be accessed by dialing (201) 689-8562.  The listen-only audio webcast can be monitored at www.capstonecompaniesinc.com.
A telephonic replay will be available from 1:30 p.m. Eastern Time the day of the teleconference until Tuesday, May 24, 2016.  To listen to the replay of the call, dial (858) 384-5517 and enter replay pin number 13636062.  Alternatively, the archive of the webcast will be available on the Company's website at www.capstonecompaniesinc.com.  A transcript will also be posted to the website, once available.
About Capstone Companies, Inc.
Capstone Companies, Inc. is a public holding company that engages, through its wholly-owned subsidiaries, Capstone Industries, Inc., Capstone Lighting Technologies, LLC, and Capstone International HK, Ltd., in the development, manufacturing, logistics, and distribution of consumer and institutional products, including the Hoover® HOME LED lighting product line, to accounts throughout North America and in international markets.  See www.capstonecompaniesinc.com for more information about the Company and www.capstoneindustries.com for information on our current product offerings.
FORWARD-LOOKING STATEMENTS:
This news release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995, as amended.  Such statements consist of words like "anticipate," "expect," "project," "continue" and similar words.  These statements are based on the Company's and its subsidiaries' current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the forward-looking statements.  Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include consumer acceptance of the Company's products, its ability to deliver new products, the success of its strategy to broaden market channels and the relationships it has with retailers and distributors.  Prior success in operations does not necessarily mean success in future operations.  The ability of the Company to adequately and affordably fund operations and any growth will be critical to achieving and sustaining any expansion of markets and revenue.  The introduction of new products or the expanded availability of products does not mean that the Company will enjoy better financial or business performance. The risks associated with any investment in Capstone Companies, Inc., which is a small business concern and a "penny-stock Company" and, as such, a highly risky investment suitable for only those who can afford to lose such investment, should be evaluated together with the risks and uncertainties more fully described in the Company's Annual and Quarterly Reports filed with the Securities and Exchange Commission.  Capstone Companies, Inc. undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.  Contents of referenced URLs are not incorporated into this press release.

For more information, contact
Company:                                                                                    Investor Relations:
Aimee Gaudet                                                                          Garett Gough, Kei Advisors LLC
Corporate Secretary                                                           (716) 846-1352
(954) 252-3440, ext 313                                                      ggough@keiadvisors.com

FINANCIAL TABLES FOLLOW.  THE FOLLOWING SUMMARY FINANCIAL STATEMENT SHOULD BE READ ALONG WITH THE FORM 10-K FINANCIAL STATEMENT FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION.

CAPSTONE COMPANIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended
	March 31,
	2016	2015

Revenues, net	$2,078,214	$713,517
Cost of sales	(1,464,658)	(406,167)
Gross Profit	613,556	307,350

Operating Expenses:
Sales and marketing	62,977	36,672
Compensation	308,458	361,108
Professional fees	104,285	96,173
Product development	36,274	45,658
Other general and administrative	142,755	121,355
Total Operating Expenses	654,749	660,966

Net Operating (Loss)	(41,193)	(353,616)

Other Income (Expense):
Interest expense	(57,736)	(37,156)
Total Other Income (Expense)	(57,736)	(37,156)

(Loss) Before Tax Provision	(98,929)	(390,772)

Provision for Income Tax	-	-

Net (Loss)	$(98,929)	$(390,772)

Net Loss per Common Share
Basic	$0.00	$0.00
Diluted	$0.00	$0.00

Weighted Average Shares Outstanding
Basic	721,989,957	654,010,532
Diluted	721,989,957	654,010,532

CAPSTONE COMPANIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2016	2015
	(Unaudited)
Assets:
Current Assets:
Cash	$463,615	$364,714
Accounts receivable, net	1,391,497	5,077,182
Inventory	232,384	205,708
Prepaid expenses	604,517	566,459
Total Current Assets	2,692,013	6,214,063

Fixed Assets:
Computer equipment and software	19,767	19,767
Machinery and equipment	385,333	380,633
Furniture and fixtures	5,665	5,665
Less: Accumulated depreciation	(309,241)	(295,180)
Total Fixed Assets	101,524	110,885

Other Non-current Assets:
Deposit	12,193	12,193
Investment (AC Kinetics)	500,000	500,000
Goodwill	1,936,020	1,936,020
Total Other Non-current Assets	2,448,213	2,448,213
Total Assets	$5,241,750	$8,773,161

Liabilities and Stockholders' Equity:
Current Liabilities:
Accounts payable and accrued liabilities	$363,452	$2,164,283
Income tax payable	-	7,500
Note payable - Sterling National	354,697	2,275,534
Notes and loans payable to related parties - current maturities	2,346,469	2,064,034
Total Current Liabilities	3,064,618	6,511,351

Commitments and Contingent Liabilities (Note 5)

Stockholders' Equity:
Preferred Stock, Series A, par value $.001 per share, authorized 100,000,000 shares, issued -0- shares	-	-
Preferred Stock, Series B-1, par value $.0001 per share, authorized 50,000,000 shares, issued -0- shares	-	-
Preferred Stock, Series C, par value $1.00 per share, authorized 1,000 shares, issued -0- shares at March 31, 2016 and at December 31, 2015	-	-
Common Stock, par value $.0001 per share, authorized 850,000,000 shares, issued 721,989,957 shares at March 31, 2016 and at December 31, 2015	72,199	72,199
Additional paid-in capital	7,290,980	7,276,729
Accumulated deficit	(5,186,047)	(5,087,118)
Total Stockholders' Equity	2,177,132	2,261,810
Total Liabilities and Stockholders' Equity	$5,241,750	$8,773,161

CAPSTONE COMPANIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Three Months Ended
	March 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:

Net (Loss)	$(98,929)	$(390,772)
Adjustments necessary to reconcile net (loss) to net cash provided by operating activities:
Depreciation and amortization	14,061	12,687
Stock based compensation expense	14,250	29,433
Accrued sales allowance	(94,203)	(181,978)
(Increase) decrease in accounts receivable	3,835,576	747,014
(Increase) decrease in inventory	(26,674)	(57,470)
(Increase) decrease in prepaid expenses	(38,057)	(12,083)
(Increase) decrease in other assets	-	14,456
Increase (decrease) in accounts payable and accrued liabilities	(1,864,020)	82,314
Increase (decrease) in accrued interest on notes payable	31,282	34,692
Net cash provided by operating activities	1,773,286	278,293

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(4,700)	(2,284)
Net cash (used in) investing activities	(4,700)	(2,284)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable	3,643,356	607,276
Repayments of notes payable	(5,564,194)	(1,249,273)
Proceeds from notes and loans payable to related parties	360,000	200,000
Repayments of notes and loans payable to related parties	(108,847)	-
Net cash (used in) financing activities	(1,669,685)	(441,997)

Net Increase (Decrease) in Cash and Cash Equivalents	98,901	(165,988)
Cash and Cash Equivalents at Beginning of Period	364,714	313,856
Cash and Cash Equivalents at End of Period	$463,615	$147,868